EXHIBIT 99.1

Washington Banking Company Earns $14.9 Million, or $0.97 per Share in 2011

OAK HARBOR, WA – January 26, 2012 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported improved profitability for both the year and the fourth quarter of 2011. Net income totaled $4.2 million, or $0.28 per diluted share, in the fourth quarter ended December 31, 2011, and $14.9 million, or $0.97 per diluted share, for all of 2011. For the year ended 2010, net income available to common shareholders was $23.9 million, or $1.55 per diluted share, which included a $19.9 million pre-tax bargain purchase gain, $2.1 million in acquisition related costs and $1.7 million for preferred dividends.

“With another profitable quarter, we finished 2011 with better asset quality, solid capital, improving operating efficiencies and higher net interest margin,” said Jack Wagner, President and Chief Executive Officer. “During the past year, we accomplished a great deal, including fully integrating the two FDIC-assisted acquisitions made in 2010, implementing a leadership succession plan, improving our team of loan officers and relationship managers, and redeeming the preferred shares issued to the U.S. Treasury. It was a fast-paced and profitable year.”

Fourth Quarter 2011 Financial Highlights (as of, or for the period ended December 31, 2011)

•	Revenues were $22.6 million, compared to $21.8 million in the third quarter of 2011.
•	The interest income generated from the loan portfolios in the FDIC-assisted acquisitions contributed $9.4 million to fourth quarter revenues and $34.8 million to revenues in 2011.
•	On a consolidated basis, Total Risk-Based Capital to risk-adjusted assets was 20.34% compared to 20.96% last year. The FDIC requires a minimum of 10% Total Risk-Based Capital ratio to be considered well-capitalized.
•	Nonperforming non-covered assets/total assets improved to 1.44%, compared to 1.75% in the preceding quarter. For the same periods, classified loans declined to $103.0 million from $116.5 million.
•	Tangible book value per common share increased to $10.64, compared to $9.71 a year ago.
•	Net interest margin (NIM) grew 39 basis points to 5.63%, from 5.24% in the year ago quarter.
•	Low cost demand, money market, savings and NOW accounts totaled $922.7 million and make up 63% of total deposits.
•	Loan loss reserves were 2.22% of non-covered loans, and 2.25% a year ago.

Regional and Acquisitions Update

“We are continuing to see improving signs for the regional economy,” Wagner noted. “Loan demand is finally starting to return, particularly in business loans.

“The acquisitions made in 2010 are proving to be solid contributors to our franchise,” Wagner continued. “The resolution of the distressed portion of the covered loan portfolio remains ahead of expectations, with net covered loans down 3% for the quarter and 26% year-over-year.”

“With the accelerated collection on the covered portfolio, we anticipate that the loss share provided by the FDIC will be lower than originally calculated and have increased our clawback provision this quarter by $1.6 million,” stated Rick Shields, Chief Financial Officer. “In addition, the FDIC indemnification asset was written down by $3.6 million in the fourth quarter and $9.2 million in 2011 reflecting our successful efforts to resolve problems in the acquired loan portfolios.” Covered loans, which are loans that are subject to a loss share arrangement with the FDIC as a result of the two assisted transactions, are shown as a separate line item of the balance sheet and are not included in the net loan totals. Covered loans are also not included in any of the reported credit quality metrics, as they are accounted for separately per generally accepted accounting principles (GAAP) requirements. Both the FDIC indemnification asset and the covered loan portfolio will decline over time, as the loans mature, payoff, or are otherwise resolved.

WBCO Reports 2011 Profits

January 26, 2012

Credit Quality

Nonperforming, non-covered loans (NPLs) declined by $4.8 million during the fourth quarter and decreased by $3.7 million from the year ago quarter, with more than half the nonperforming loans in residential construction loans in Skagit, Whatcom and Island Counties. “The greater Puget Sound economy is starting to recover, but there is still a lot of inventory in the housing market,” said Bryan McDonald, the Bank’s President. NPL/total non-covered loans dropped to 2.72% at the end of the fourth quarter from 3.27% in the preceding quarter and 3.10% a year ago. Nonperforming, non-covered assets (NPA)/total assets were 1.44% compared to 1.75% in the preceding quarter and 1.76% a year ago. Non-covered other real estate owned (OREO) was $2.0 million, down 20% from the preceding quarter and down 52% from a year ago. Distribution of nonperforming, non-covered assets is shown in the following table:

Non-Covered NPA by location	Island County	King County	San Juan County	Skagit County	Snohomish County	Whatcom County	Total	Percent of total Non-Covered NPA by loan type
(dollars in 000s)
12/31/2011
Commercial loans	$200	$—	$285	$2,698	$—	$—	$3,183	13.22%
Real estate mortgage loans:
One-to-four family residential	277	933	—	174	—	348	1,732	7.19%
Multi-family and commercial	532	—	937	937	475	—	2,881	11.97%
Real estate construction loans:
One-to-four family residential	2,085	—	—	6,718	—	4,902	13,705	56.92%
Multi-family and commercial	387	—	—	—	—	—	387	1.61%
Consumer loans:
Direct	212	—	—	—	—	—	212	0.88%
Other Real Estate Owned	295	—	—	1,081	—	600	1,976	8.21%
Total	$3,988	$933	$1,222	$11,608	$475	$5,850	$24,076	100.00%

Percent of total Non-Covered NPA by location	16.56%	3.88%	5.08%	48.21%	1.97%	24.30%	100.00%

“With credit metrics improving, we are continuing to reduce the provision for loan losses, which declined to $2.0 million in the fourth quarter, from $2.5 million in the third quarter and $3.5 million in the year ago quarter,” said Shields. The provision for loan losses on non-covered loans was $10.5 million for the full year in 2011, and brought the allowance for loan losses to $18.0 million. Total net charge-offs were stable in the fourth quarter at $2.9 million, or 1.41% of average loans on an annualized basis, compared to $3.0 million, or 1.43% of average loans in the linked quarter, and $2.6 million, or 1.25% of average loans, in the fourth quarter a year ago. The reserve for loan losses was 2.22% of non-covered loans from 2.25% a year ago.

Balance Sheet

Total assets were $1.67 billion at the end of the fourth quarter down slightly from $1.68 billion in the preceding quarter and down from $1.70 billion a year ago. Total non-covered loans were $812.8 million compared to $821.6 million at September 30, 2011, and $834.3 million at December 31, 2010. The non-covered loan portfolio is well diversified with commercial and industrial loans making up 19% and residential mortgages accounting for 5% of the portfolio. Owner-occupied commercial real estate loans represent approximately 26% of the portfolio and non-owner occupied commercial real estate loans account for approximately 20% of loans. Indirect consumer loans account for 10% of the portfolio and other consumer loans account for 10%. Construction and land development loans for residential properties represent 7% and commercial construction and land development loans represent 4% of the portfolio.

Net covered loans totaled $268.2 million and covered OREO totaled $26.6 million at December 31, 2011, compared to $276.4 million and $25.8 million, respectively, three months earlier, as resolution of the covered portfolio proceeded at a somewhat accelerated pace. “We expect that the resolution of covered loans will begin to decelerate in 2012, since we have worked through the most stressed part of the portfolio last year and as the regional economy continues its gradual recovery,” said McDonald.

WBCO Reports 2011 Profits

January 26, 2012

Reflecting the ongoing planned reduction in time certificates, total deposits were down 1% from the preceding quarter and declined 2% year-over-year to $1.47 billion at December 31, 2011, compared to $1.49 billion a year ago. Noninterest-bearing demand deposits increased 4% in the quarter and 19% year-over-year, representing 15% of total deposits. Year-over-year, money market accounts were down 4% at $327.3 million, comprising 22% of total deposits; time deposits declined 18% to $543.7 million and accounted for 37% of total deposits. Core deposits, excluding time deposits over $100,000, represented 84% of all deposits. “Our mix of deposits is improving with low cost transaction account balances increasing and higher cost certificates declining,” said McDonald.

Shareholders’ equity increased 2% in the quarter and decreased 6% year-over-year, due to the first quarter 2011 redemption of the preferred shares and warrants issued under the US Treasury Capital Purchase Program. Tangible shareholder equity was $163.8 million, or $10.64 per share at December 31, 2011, compared to $9.71 a year ago.

Operating Results

Revenue (fully tax-equivalent net interest income before provision for loan losses plus noninterest income) for the fourth quarter was $22.6 million, compared to $21.8 million in the preceding quarter and $24.1 million in the fourth quarter a year ago. For 2011, revenue was $90.0 million compared to $98.6 million in 2010, which included the $19.9 million in the bargain purchase gain from the FDIC-assisted acquisitions in 2010. In the 2011 fourth quarter, net interest income, before the provision for loan losses, increased 4% to $20.9 million from the linked quarter of $20.1 million and grew 6% from $19.7 million a year ago. Interest income from covered loans contributed $9.4 million to fourth quarter revenues and $34.8 million to 2011 revenues.

The collection on the covered asset portfolio generated a $2.2 million gain on disposition of those assets, which was more than offset by a $3.6 million change in the FDIC indemnification asset in the fourth quarter of 2011. In the preceding quarter, noninterest income was augmented by $1.1 million in the gain on disposition of covered assets and offset by $2.6 million related to the change in the FDIC indemnification asset.

Washington Banking’s net interest margin increased 20 basis points from the preceding quarter to 5.63% and expanded 39 basis points from 5.24% in the year ago quarter. For 2011 the net interest margin was 5.47%, compared to 4.90% a year ago. “Contributions from the acquired loan portfolio, which had an average yield of 11.3% during 2011, boosted margin in 2011, but we expect it will gradually decline as the covered loan portfolio runs off and new loans are added to the noncovered portfolio at then current market rates,” Shields noted. The cost of deposits also declined by 7 basis points during the quarter to 0.55%, and was down by 23 basis points year-over-year.

Fourth quarter operating expenses increased 4% from the preceding quarter. “With the better-than-expected performance of the covered loan portfolio, we increased the FDIC clawback liability in the fourth quarter by $1.6 million, as discussed earlier,” said Shields. Excluding the clawback accrual, noninterest expenses were down $1.1 million or 8% from the third quarter as a previously accrued bonus expense was reversed. For the full year in 2011, operating expenses increased 19% to $55.8 million from $46.8 million in 2010, reflecting franchise growth.

In a separate release today, Washington Banking announced it increased its quarterly cash dividend to $0.06 per common share, and will also pay a special dividend of $0.06 per common share for a total cash payment of $0.12 per common share. “With our strong financial performance this year, we felt our shareholders should share in our success,” said Wagner. “Since our initial public offering in 1998, we have consistently paid a cash dividend to shareholders each and every quarter. The addition of a special dividend from time to time rewards our shareholders while allowing greater flexibility in strategic alternatives. Our board will continue to evaluate dividends each quarter based on capital requirements, market opportunities and other operating considerations.”

Conference Call Information

Management will host a conference call on Friday, January 27, 2012 at 10:00 a.m. Pacific Time (1:00 p.m. ET) to discuss the quarterly and year-over-year financial results. The call will also be broadcast live via the internet. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing
(480) 629-9771 at 10:00 a.m. PT for conference ID #4504421. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com.

WBCO Reports 2011 Profits

January 26, 2012

ABOUT WASHINGTON BANKING COMPANY

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 30 full-service branches located in six counties in Northwestern Washington. In 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies. Washington Banking was the only company in the Pacific Northwest that ranked in the top 100 best performing community banks between $500 million and $5 billion in assets by SNL Financial in 2010, and joined the Keefe, Bruyette &Woods 2010 Bank Honor Roll, based on its superior 10-year track record.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as future operating results, availability of acquisition opportunities, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

WBCO Reports 2011 Profits

January 26, 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	December 31,	Year
	2011	2011	Change	2010	Change
Interest Income
Non-covered Loans	$12,090	$12,466	-3%	$13,580	-11%
Covered Loans	9,397	8,614	9%	7,965	18%
Taxable Investment Securities	1,243	1,123	11%	729	71%
Tax Exempt Securities	253	220	15%	201	26%
Other	59	89	-34%	68	-13%
Total Interest Income	23,042	22,512	2%	22,543	2%

Interest Expense
Deposits	2,043	2,310	-12%	2,708	-25%
Junior Subordinated Debentures	128	120	7%	123	4%
Total Interest Expense	2,171	2,430	-11%	2,831	-23%

Net Interest Income	20,871	20,082	4%	19,712	6%
Provision for Loan Losses, Noncovered Loans	2,000	2,500	-20%	3,500	-43%
Provision (Recovery) for Loan Losses, Covered Loans	(132)	—	NA	1,336	-110%
Net Interest Income after Provision for Loan Losses	19,003	17,582	8%	14,876	28%

Noninterest Income
Service Charges and Fees	934	956	-2%	909	3%
Electronic Banking Income	842	838	0%	816	3%
Investment Products	237	230	3%	174	36%
Bank Owned Life Insurance Income	66	84	-21%	(15)	540%
Income from the Sale of Loans	440	215	105%	437	1%
SBA Premium Income	69	103	-33%	200	-66%
Change in FDIC Indemnification Asset	(3,602)	(2,586)	39%	308	-1269%
Gain on Disposition of Covered Assets	2,208	1,119	97%	775	185%
Other Income	233	472	-51%	564	-59%
Total Noninterest Income	1,427	1,431	0%	4,168	-66%

Noninterest Expense
Compensation and Employee Benefits	6,458	7,310	-12%	6,055	7%
Occupancy and Equipment	1,655	1,660	0%	1,589	4%
Office Supplies and Printing	378	385	-2%	559	-32%
Data Processing	498	446	12%	423	18%
Consulting and Professional Fees	305	202	51%	400	-24%
Intangible Amortization	147	160	-8%	247	-40%
Merger Related Expenses	—	70	-100%	460	-100%
FDIC Premiums	349	319	9%	541	-35%
FDIC Clawback Liability	1,576	—	NA	—	NA
Non-covered OREO & Repossession Expenses	159	559	-72%	555	-71%
Covered OREO & Repossession Expense	572	501	14%	1,089	-47%
Other	2,196	2,195	0%	2,333	-6%
Total Noninterest Expense	14,293	13,807	4%	14,251	0%

Income Before Income Taxes	6,137	5,206	18%	4,793	28%
Provision for Income Taxes	1,898	1,581	20%	1,085	75%
Net Income	4,239	3,625	17%	3,708	14%
Preferred Dividends	—	—	NA	415	-100%
Net Income Available to Common Shareholders	$4,239	$3,625	17%	$3,293	29%
Earnings per Common Share
Net Income per Share, Basic	$0.28	$0.24	17%	$0.21	33%

Net Income per Share, Diluted	$0.28	$0.24	17%	$0.21	33%

Average Number of Common Shares Outstanding	15,366,000	15,343,000		15,317,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,400,000	15,391,000		15,491,000

WBCO Reports 2011 Profits

January 26, 2012

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)	For the Year Ended		One
($ in thousands, except per share data)	December 31,		Year
	2011	2010	Change
Interest Income
Non-covered Loans	$49,760	$53,414	-7%
Covered Loans	34,819	19,173	82%
Taxable Investment Securities	3,967	2,348	69%
Tax Exempt Securities	902	716	26%
Other	259	298	-13%
Total Interest Income	89,707	75,949	18%

Interest Expense
Deposits	9,492	11,091	-14%
Other Borrowings	—	243	-100%
Junior Subordinated Debentures	489	496	-1%
Total Interest Expense	9,981	11,830	-16%

Net Interest Income	79,726	64,119	24%

Provision for Loan Losses, Noncovered Loans	10,500	12,150	-14%
Provision (Recovery) for Loan Losses, Covered Loans	(450)	1,336	-134%
Net Interest Income after Provision for Loan Losses	69,676	50,633	38%

Noninterest Income
Service Charges and Fees	3,818	3,346	14%
Electronic Banking Income	3,197	2,306	39%
Investment Products	1,072	522	105%
Bank Owned Life Insurance Income	311	226	38%
Income from the Sale of Loans	1,197	1,134	6%
SBA Premium Income	444	578	-23%
Change in FDIC Indemnification Asset	(9,232)	1,884	-590%
Gain on Disposition of Covered Assets	6,312	1,840	243%
Bargain Purchase Gain on Acquisition	—	19,925	-100%
Other Income	2,093	1,770	18%
Total Noninterest Income	9,212	33,531	-73%

Noninterest Expense
Compensation and Employee Benefits	27,496	23,527	17%
Occupancy and Equipment	6,553	5,631	16%
Office Supplies and Printing	1,665	1,594	4%
Data Processing	1,916	1,434	34%
Consulting and Professional Fees	1,152	891	29%
Intangible Amortization	622	672	-7%
Merger Related Expenses	324	2,113	-85%
FDIC Premiums	1,818	1,609	13%
FDIC Clawback Liability	1,576	—	NA
Non-covered OREO & Repossession Expenses	1,358	1,196	14%
Covered OREO & Repossession Expenses	2,192	1,240	77%
Other	9,153	6,890	33%
Total Noninterest Expense	55,825	46,797	19%

Income Before Income Taxes	23,063	37,367	-38%
Provision for Income Taxes	7,111	11,797	-40%
Net Income	15,952	25,570	-38%
Preferred Dividends	1,084	1,659	-35%
Net Income Available to Common Shareholders	$14,868	$23,911	-38%
Earnings per Common Share
Net Income per Share, Basic	$0.97	$1.56	-38%

Net Income per Share, Diluted	$0.97	$1.55	-37%

Average Number of Common Shares Outstanding	15,329,000	15,307,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,393,000	15,465,000

WBCO Reports 2011 Profits

January 26, 2012

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	December 31,	September 30,	Month	December 31,	Year
	2011	2011	Change	2010	Change
Assets
Cash and Due from Banks	$25,399	$25,051	1%	$19,766	28%
Interest-Bearing Deposits with Banks	80,514	90,787	-11%	61,186	32%
Fed Funds Sold	—	—	NA	735	-100%
Total Cash and Cash Equivalents	105,913	115,838	-9%	81,687	30%
Investment Securities Available for Sale	297,874	278,361	7%	199,556	49%
FHLB Stock	7,576	7,576	0%	7,576	0%
Loans Held for Sale	22,421	10,338	117%	10,976	104%
Loans Receivable	812,830	821,635	-1%	834,293	-3%
Less: Allowance for Loan Losses	(18,032)	(18,936)	-5%	(18,812)	-4%
Non-covered Loans, Net	794,798	802,699	-1%	815,481	-3%
Covered Loans, Net Allowance for Loan Losses	268,211	276,448	-3%	364,817	-26%
Premises and Equipment, Net	37,492	37,207	1%	37,847	-1%
Bank Owned Life Insurance	17,513	17,447	0%	17,202	2%
Goodwill and Other Intangible Assets, net	6,918	7,066	-2%	7,540	-8%
Other Real Estate Owned	1,976	2,470	-20%	4,122	-52%
Covered Other Real Estate Owned	26,622	25,773	3%	29,766	-11%
FDIC Indemnification Asset	65,586	78,298	-16%	107,896	-39%
Other Assets	17,713	19,293	-8%	20,021	-12%
Total Assets	$1,670,613	$1,678,814	0%	$1,704,487	-2%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$219,250	$211,403	4%	$184,098	19%
NOW Accounts	276,288	257,506	7%	206,717	34%
Money Market	327,256	336,680	-3%	341,211	-4%
Savings	99,882	98,974	1%	94,235	6%
Time Deposits	543,668	575,585	-6%	665,959	-18%
Total Deposits	1,466,344	1,480,148	-1%	1,492,220	-2%

Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	7,744	6,141	26%	4,847	60%
Total Liabilities	1,499,862	1,512,063	-1%	1,522,841	-2%
Shareholders' Equity:
Preferred Stock, no par value, 26,380 shares authorized
Series A (Liquidation preference $1,000 per shares); no
shares issued and outstanding at 12/31/11 and 9/30/11
and 26,380 at 12/31/10	—	—	NA	25,334	-100%
Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,398,197 at 12/31/11,
15,357,466 at 9/30/11 and 15,321,227 at 12/31/10	84,564	84,209	0%	85,264	-1%
Retained Earnings	83,107	79,636	4%	71,307	17%
Other Comprehensive Income (Loss)	3,080	2,906	6%	(259)	-1289%
Total Shareholders' Equity	170,751	166,751	2%	181,646	-6%
Total Liabilities and Shareholders' Equity	$1,670,613	$1,678,814	0%	$1,704,487	-2%

WBCO Reports 2011 Profits

January 26, 2012

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	June 30,	December 31,	December 31,
	2011	2011	2011	2010	2011	2010
Revenues (1) (2)	$22,562	$21,765	$22,365	$24,128	$89,959	$98,568

Averages
Total Assets	$1,670,572	$1,687,418	$1,680,799	$1,750,119	$1,681,254	$1,483,084
Non-covered Loans and Loans Held for Sale	830,519	828,367	833,562	845,794	831,997	834,668
Covered Loans	274,463	287,232	318,507	371,112	307,836	226,852
Interest Earning Assets	1,488,674	1,485,875	1,467,262	1,512,109	1,475,835	1,327,871
Deposits	1,472,059	1,491,112	1,490,227	1,532,872	1,487,149	1,272,296
Common Shareholders' Equity	$166,933	$163,486	$158,604	$154,377	$162,065	$141,726

Financial Ratios
Return on Average Assets, Annualized	1.01%	0.85%	0.96%	0.84%	0.95%	1.72%
Return on Average Common Equity, Annualized(3)	10.07%	8.80%	10.15%	8.46%	9.17%	16.87%
Efficiency Ratio (2)	63.35%	63.44%	61.13%	59.06%	62.06%	47.48%
Yield on Earning Assets (2)	6.21%	6.08%	6.12%	5.98%	6.15%	5.79%
Cost of Interest Bearing Liabilities	0.67%	0.74%	0.81%	0.82%	0.76%	1.03%
Net Interest Spread	5.54%	5.34%	5.31%	5.16%	5.39%	4.76%
Net Interest Margin (2)	5.63%	5.43%	5.39%	5.24%	5.47%	4.90%

Tangible Book Value Per Share (4)	$10.64	$10.40	$10.04	$9.71	$10.64	$9.71
Tangible Common Equity (4)	9.85%	9.55%	9.23%	8.77%	9.85%	8.77%

	December 31,	September 30,	June 30,	December 31,	Regulatory Requirements
	2011	2011	2011	2010	Adequately- capitalized	Well- capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated (5)	20.34%	19.43%	19.50%	20.96%	8.00%	N/A
Tier 1 Risk-Based Capital Ratio - Consolidated (5)	19.08%	18.17%	18.24%	19.70%	4.00%	N/A
Tier 1 Leverage Ratio - Consolidated (5)	11.46%	10.82%	10.67%	11.42%	4.00%	N/A
Total Risk-Based Capital Ratio - Whidbey Island Bank (5)	19.09%	18.82%	18.90%	20.78%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank (5)	17.84%	17.56%	17.65%	19.52%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank (5)	10.77%	10.46%	10.31%	11.30%	4.00%	5.00%

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income
(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income
(3)	Return on average common equity is adjusted for preferred stock dividends
(4)	Please see the reconciliations of shareholders' equity to tangible common equity and total assets to tangible assets, and the related measures that appear elsewhere in this release
(5)	Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports

WBCO Reports 2011 Profits

January 26, 2012

NON-COVERED ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010
Allowance for Non-Covered Loan Losses Activity:
Balance at Beginning of Period	$18,936	$19,407	$17,936	$18,812	$16,212
Indirect Loans:
Charge-offs	(324)	(260)	(541)	(1,208)	(1,691)
Recoveries	110	91	182	582	737
Indirect Net Charge-offs	(214)	(169)	(359)	(626)	(954)

Other Loans:
Charge-offs	(2,872)	(3,317)	(2,384)	(11,733)	(9,088)
Recoveries	182	515	119	1,079	492
Other Net charge-offs	(2,690)	(2,802)	(2,265)	(10,654)	(8,596)

Total Net Charge-offs	(2,904)	(2,971)	(2,624)	(11,280)	(9,550)
Provision for loan losses, non-covered loans	2,000	2,500	3,500	10,500	12,150
Balance at End of Period	$18,032	$18,936	$18,812	$18,032	$18,812

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	1.00%	0.79%	1.55%	0.71%	0.77%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	1.46%	1.50%	1.21%	1.44%	1.18%
Net Charge-offs to Average Total Loans (1)	1.41%	1.43%	1.25%	1.37%	1.15%

	December 31,	September 30,	December 31,
	2011	2011	2010
Nonperforming Non-Covered Assets
Nonperforming Non-Covered Loans (2)	$22,100	$26,850	$25,846
Non-Covered Other Real Estate Owned	1,976	2,470	4,122
Total Nonperforming Non-Covered Assets	$24,076	$29,320	$29,968
Nonperforming Non-Covered Loans to Total Non-Covered Loans (1)	2.72%	3.27%	3.10%
Nonperforming Non-Covered Assets to Total Assets	1.44%	1.75%	1.76%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	81.59%	70.52%	72.78%
Allowance for Loan Losses to Non-Covered Loans	2.22%	2.30%	2.25%

Non-Covered Loan Composition
Commercial	$150,386	$148,525	$145,319
Real Estate Mortgages
One-to-Four Family Residential	40,331	42,965	46,717
Commercial	370,782	359,933	348,548
Real Estate Construction
One-to-Four Family Residential	58,810	66,414	72,945
Commercial	31,546	36,743	42,664
Consumer
Indirect	80,396	83,921	90,231
Direct	78,726	81,067	85,665
Deferred Fees	1,853	2,067	2,204
Total Non-Covered Loans	$812,830	$821,635	$834,293

Time Deposit Composition
Time Deposits $100,000 and more	$229,741	$240,818	$277,870
All other time deposits	305,753	326,854	378,883
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	8,174	7,913	9,206
Non-CDARS	—	—	—
Total Time Deposits	$543,668	$575,585	$665,959

(1) Excludes Loans Held for Sale
 (2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due

WBCO Reports 2011 Profits

January 26, 2012

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP) this press release presents certain non-GAAP financial measures. Management believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP measures in conjunction with the GAAP results as reported.

Operating earnings are not a measure of performance calculated in accordance with GAAP. However, management believes that operating earnings are an important indication of our ability to generate earnings through the Company's fundamental banking business. Since operating earnings exclude the effects of certain items that are unusual and/or difficult to predict, management believes that operating earnings provide useful supplemental information to both management and investors in evaluating the Company's financial results.

Operating earnings should not be considered in isolation or as a substitute for net income. Cash flows from operating activities, or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates operating earnings may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's GAAP earnings to operating earnings (non-GAAP) for the periods presented:

	Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2011	2011	2010	2011	2010

GAAP Earnings Available to Common Shareholders	$4,239	$3,625	$3,293	$14,868	$23,911
Provision for Income Taxes	1,898	1,581	1,085	7,111	11,797
GAAP Earnings Available to Common Shareholders before Provision for Income Taxes	6,137	5,206	4,378	21,979	35,708
Adjustments to GAAP Earnings Available to Common Shareholders
Gain on Acquisitions	—	—	—	—	(19,925)
Acquisition-Related Costs	—	70	460	324	2,113
Accelerated Accretion of Remaining Preferred Stock Discount	—	—	—	1,046	—
Operating Earnings Before Taxes	6,137	5,276	4,838	23,349	17,896
Provision for Income Taxes	1,898	1,606	1,246	7,224	5,563
Net Operating Earnings	$4,239	$3,671	$3,592	$16,124	$12,333

Diluted GAAP Earnings per Common Share	$0.28	$0.24	$0.21	$0.97	$1.55
Diluted Operating Earnings per Common Share	$0.28	$0.24	$0.23	$1.05	$0.80

Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in their analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets and tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP) for the periods presented:

	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2011	2011	2010

Total Shareholders' Equity	$170,751	$166,751	$181,646
Adjustments to Shareholders' Equity
Preferred Stock	—	—	(25,334)
Goodwill and Other Intangible Assets, net (1)	(6,918)	(7,066)	(7,540)
Tangible Common Equity	163,833	159,685	148,772

Total Assets	$1,670,613	$1,678,814	$1,704,487
Adjustments to Total Assets
Goodwill and Other Intangible Assets, net (1)	(6,918)	(7,066)	(7,540)
Tangible Assets	1,663,695	1,671,748	1,696,947

Common Shares Outstanding at Period End	15,398,197	15,357,466	15,321,227

Tangible Common Equity	9.85%	9.55%	8.77%
Tangible Book Value per Common Share	$10.64	$10.40	$9.71

(1) Goodwill and Other intangible assets, net excludes mortgage servicing rights

Note: Transmitted on Business Wire on January 26, 2012, at 1:00 p.m. PT.